UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2017

Coupa Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37901	20-4429448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

650-931-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2017, Coupa Software Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 3, 2017.

Only stockholders of record as of the close of business on March 20, 2017, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 50,480,503 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of common stock of the Company was entitled to one vote for each share of common stock held as of the close of business on the record date.

The tabulation of the stockholders votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of two directors to serve as Class I directors until the 2020 annual meeting of stockholders and until his respective successor is duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Neeraj Agrawal	39,997,438	821,996	1,666,363
Scott Thompson	40,207,414	612,020	1,666,363

Proposal 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018:

FOR	AGAINST	ABSTENTIONS
42,217,455	264,846	3,496

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupa Software Incorporated

By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: May 19, 2017